EXHIBIT 10.1

Amendment No. 1 to
Advanced Energy Industries, Inc.
2003 Stock Option Plan

January 31, 2005

          This Amendment No. 1 amends the Advanced Energy Industries, Inc. 2003 Stock Option Plan adopted February 12, 2003 (the “Plan”).

          1. A new paragraph (f) is added to Section 11 [Restricted Stock Awards] to read as follows:

     (f) Restricted Stock Units. Awards of Restricted Stock also may take the form of Restricted Stock Units, which shall be subject to an Award Agreement between the Company and the applicable Participant.

          (i) Vesting. Restricted Stock Units shall vest over a period of time to be established by the Administrator at the time of grant. Each award of Restricted Stock Units may be subject to a different vesting schedule. At the time of the grant, the Administrator may, in its sole discretion, prescribe restrictions in addition to or other than the expiration of the vesting period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock Units.

          (ii) Payment for Shares. At the time Shares are issued to the Participant pursuant to Restricted Stock Units, the Participant shall be required, to the extent required by applicable law, to purchase such Shares from the Company at a purchase price equal to the aggregate par value of the Shares represented by such Restricted Stock. The purchase price, if any, shall be payable in cash or, in the discretion of the Administrator, in consideration for past Services rendered to the Company or for such other form of consideration determined by the Administrator.

          (iii) Withholding Taxes. The Company shall have the right to deduct from the Shares issuable pursuant to Restricted Stock Units, or to accept from the Participant the tender of, a number of whole Shares having a fair market value, as determined by the Administrator, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to the Restricted Stock Units or the Shares acquired pursuant thereto. Alternatively or in addition, in its sole discretion, the Company shall have the right to require Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Restricted Stock Units or the Shares acquired pursuant thereto.

          (iv) Termination of Service. Unless otherwise provided in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of the Participant’s Service, any Restricted Stock Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock Units, the Grantee shall have no further rights with respect to such award.

          (v) Transferability. Awards of Restricted Stock Units shall be subject to the transferability restrictions applicable to options granted under this Plan, as set forth in Section 6(c).

          (vi) Rights of a Holder. Participant shall have no rights as a shareholder with respect to the Shares covered by his or her Restricted Stock Units until the date of the issuance to him or her of a share certificate for the Shares, and no adjustment will be made for dividends or other rights for which the record date is prior to the date the certificate is issued. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units shall represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

          (vii) Amendment. The Administrator shall have the power to modify, extend, or renew outstanding Restricted Stock Units or authorize the grant of new Restricted Stock Units in substitution therefor, provided that any such action may not have the effect of significantly impairing any rights or obligations of any Restricted Stock Unit previously granted without the consent of the affected Participant.

          2. The Administrator shall have the power to interpret the provisions of the Plan that, prior to this amendment, were applicable to options granted pursuant to the Plan and/or the Shares issuable on exercise thereof, to be applicable also to Restricted Stock Units and/or the shares subject thereto.

          3. Except as set forth herein, all other terms of the Plan shall be unaffected by this Amendment No. 1 and shall remain in full force and effect.